Exhibit 4.1

ACCESSION LETTER

From:	KNOT Shuttle Tankers 24 AS
KNOT Shuttle Tankers 25 AS
KNOT Shuttle Tankers 26 AS
Knutsen NYK Offshore Tankers AS
KNOT Offshore Partners LP
KNOT Shuttle Tankers AS

To:	DNB Bank ASA as Agent

Dated:	1 June 2017

Dear Sirs

KNOT Shuttle Tankers 24 AS, KNOT Shuttle Tankers 25 AS and KNOT Shuttle Tankers 26 AS – USD 353,000,000 Facilities Agreement dated 27 April 2015 (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	KNOT Offshore Partners LP (“KNOP”) and KNOT Shuttle Tankers AS (“KNOT ST”) agree to become Guarantors with respect to all amounts outstanding under the Post-Delivery Tranche B-1 and to be bound by the terms of the Agreement as Guarantor pursuant to Clause 28.2 (KNOP and KNOT ST as replacement Guarantors) of the Agreement.

3.	KNOP’s and KNOT ST’s administrative details are as follows:

Address:	2 Queen’s Cross
Aberdeen
Aberdeenshire AB15 4YB
United Kingdom

Fax no.: +44 (0) 1224 624891

Attention: CFO/CEO

4.	We confirm that the Repeating Representations are made by each of KNOT Shuttle Tankers 24 AS, KNOT Shuttle Tankers 25 AS, KNOT Shuttle Tankers 26 AS, Knutsen NYK Offshore Tankers AS, KNOP and KNOT ST on the date of this Accession Letter and that all Repeating Representations are true in all material respects on that date.

5.	KNOP and KNOT ST both confirm having been notified by the Agent that accession to the Agreement as guarantors will imply that they become guarantors for existing debt, that there is no Event of Default and that in addition to the guarantees from KNOP and KNOT ST, the Outstanding Indebtedness will be secured by the following Security Documents (all as defined in the Agreement):

(a)	the Pre-Delivery Assignment Agreements;

(b)	the Mortgages;

(c)	the Post-Delivery Assignment Agreements;

(d)	the Factoring Agreements;

(e)	the Account Pledges;

(f)	the Share Pledges.

6.	This Accession Letter is governed by Norwegian law and KNOP has appointed KNOT Shuttle Tankers AS as its process agents in respect of this Accession Letter and the other Finance Documents.

Yours faithfully

/s/ Trygve Seglem
authorised signatory for
KNOT Shuttle Tankers 24 AS

/s/ Trygve Seglem
authorised signatory for
KNOT Shuttle Tankers 25 AS

/s/ Trygve Seglem
authorised signatory for
KNOT Shuttle Tankers 26 AS

/s/ Trygve Seglem
authorised signatory for
Knutsen NYK Offshore Tankers AS

/s/ John Costain
authorised signatory for
KNOT Offshore Partners LP

/s/ Trygve Seglem
authorised signatory for
KNOT Shuttle Tankers AS